UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 20, 2008
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 20, 2008, OSI Pharmaceuticals, Inc. (“OSI”), entered into a Consulting Agreement (the “Agreement”) with Mehta Partners pursuant to which it is engaging Mehta Partners to provide strategic and financial counseling services for OSI. The services provided for under the Agreement commenced on October 1, 2008 and will terminate on March 31, 2009. In consideration for the services provided by Mehta Partners, OSI will pay Mehta Partners a fee of $100,000 and will reimburse Mehta Partners for all reasonable out-of-pocket expenses incurred in connection with the rendering of the services under the Agreement. Dr. Viren Mehta, founder and managing partner of Mehta Partners, is a member of the Board of Directors of OSI. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated as of November 20, 2008, by and between OSI Pharmaceuticals, Inc. and Mehta Partners.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated as of November 20, 2008, by and between OSI Pharmaceuticals, Inc. and Mehta Partners.